Anterix Announces Executive Leadership Changes to Power Next Phase of Growth
New appointments further position Anterix to scale private broadband innovation for critical industries

WOODLAND PARK, NJ, September 18, 2025 — Anterix (NASDAQ: ATEX), the leading provider of private wireless broadband spectrum for utilities today announced changes in the executive leadership team that further position the company to deliver transformative connectivity solutions to utilities and a growing set of critical infrastructure sectors.

Anterix’s new senior leaders include Heather Martin as Chief Marketing Officer and Chief of Staff, and Elena Marquez as Chief Financial Officer, succeeding Tim Gray who is departing Anterix to pursue a new opportunity. These strategic changes reflect Anterix’s ongoing commitment to sharpen execution, deepen market engagement, and focus on scaling impact across the utility and other critical infrastructure sectors.

Heather Martin, Chief Marketing Officer and Chief of Staff
With over 20 years of global marketing and executive experience, Martin most recently held a senior leadership role at NRG Energy, where she led corporate marketing efforts for its portfolio of retail energy brands—driving strategy across North America, South Africa, and the Caribbean. Earlier in her career, Martin played a pivotal role in shaping brand strategy and integrated campaigns for Dell, Shell Energy, Microsoft, and General Motors through her work with national advertising agencies. At Anterix, Martin will lead the national marketing strategy, amplifying brand authority, driving customer-centric innovation, and expanding market reach.

Elena Marquez, Chief Financial Officer
A seasoned financial leader with a strong operational mindset, Marquez has held senior finance roles across public and pre-IPO multinational companies in the financial services and biotech industries including leading a four-year transformation initiative at Prudential Financial. For the past four years, Marquez has served as Vice President of Finance and Controller at Anterix. In her new role as CFO, she will oversee all financial functions, ensuring fiscal discipline and strategic alignment as the company scales its impact across critical infrastructure sectors.

“As I approach the end of my first year as CEO, our Accelerator initiative is unlocking significant opportunities, and FCC progress on the 5x5 NPRM brings us closer to recognizing the full value of 10 MHz of spectrum. I’m energized by the momentum we’ve built and the opportunities ahead for Anterix,” said Scott Lang, President and Chief Executive Officer of Anterix. “With these new leadership appointments, we mark a pivotal moment in our evolution. By adding and elevating exceptional leaders to our executive team, we are strengthening our foundation to innovate at scale and accelerate our mission to modernize the grid.” Lang continued, “On behalf of the Board of Directors and Anterix’s entire team, I would also like to thank Tim for his hard work and dedication to the Company. Over the past 11 years, he has been a trusted partner and a valued leader, and we wish him continued success in his next chapter.”

Shareholder Contact

Natasha Vecchiarelli
Anterix
973-531-4397
nvecchiarelli@anterix.com

Media Contact

Paul Gaige
Vice President Burson
504-957-1434
Paul.Gaige@bursonglobal.com

About Anterix

At Anterix, we work with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 125 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.